UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
ARCHER-DANIELS-MIDLAND COMPANY 2022 Annual Meeting Vote by May 4, 2022 11:59 PM ET. For shares held in a Plan, vote by May 2, 2022 11:59 PM ET.

ARCHER-DANIELS-MIDLAND COMPANY ATTN: LORI GRAHAM 4666 FARIES PARKWAY DECATUR, IL 62526

D72018-P69833-Z82087

You invested in ARCHER-DANIELS-MIDLAND COMPANY and it’s time to vote!

This is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 5, 2022.

Get informed before you vote

View the 2022 Proxy Statement and 2021 Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 21, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

    *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available on the Internet or by mail. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items		Board Recommends

1.	Election of Directors: Nominees:
1a.	M.S. Burke	For

1b.	T. Colbert	For

1c.	T.K. Crews	For

1d.	D.E. Felsinger	For

1e.	S.F. Harrison	For

1f.	J.R. Luciano	For

1g.	P.J. Moore	For

1h.	F.J. Sanchez	For

1i.	D.A. Sandler	For

1j.	L.Z. Schlitz	For

1k.	K.R. Westbrook	For

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2022.	For

3.	Advisory Vote on Executive Compensation.	For

4.	Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting.	Against

5.	Stockholder Proposal Regarding Issuance of a Report on Pesticide Use in Supply Chains.	Against

In their discretion, upon any other business that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

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